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                                                                   EXHIBIT 10.22

                               SERVICE AGREEMENT


THIS AGREEMENT is made the 19th day of June 1984

BETWEEN

GELMAN SCIENCES INC. a corporation organized and existing under the laws of the state of Delaware U.S.A., of 600 South Wagner Road, Ann Arbor Michigan, U.S.A. (hereinafter called "Gelman Inc.") of the first part

AND

GELMAN SCIENCES PTY. LTD. of 27 Sirius Road, Lane Cove, 2066 (hereinafter called "Gelman Australia") of the second part

AND

ANTHONY PAUL KELLY of 7 Tokanue Place, St. Ives Chase, 2075 (hereinafter called "Mr. Kelly") of the third part

WHEREAS

A.______ Mr. Kelly is employed by Gelman Australia as Managing Director and Chief Operating Officer, Australia, New Zealand and South East Asia.

B.______  Gelman Australia is a wholly owned subsidiary of Gelman Inc.

C.______ The parties are desirous of setting forth their understanding of the terms upon which Mr. Kelly will continue to be so employed.

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                                      - 2 -


        NOW IT IS AGREED between the parties as follows:-

        1.      Appointment and Term of Employment

                Gelman Australia shall employ Mr. Kelly and Mr. Kelly shall serve Gelman Australia as Managing Director and Chief Operating Officer, Australia, New Zealand and South East Asia for the term of 3 years from 1 March 1984. The predominant location of the employment shall be Sydney. At the conclusion of the said term of 3 years, the parties will renegotiate a renewal of Mr. Kelly's appointment.

        2.      Remuneration

                By way of remuneration for his services Mr. Kelly shall be paid by Gelman Australia:-

                (a) a salary of $80,000 per annum which salary shall be deemed to accrue from day to day and shall be paid in instalments on the 15th day of each month. Provided however that the amount of the salary payable to Mr. Kelly shall be reviewed by the Company each 1 July and 1 January during the term of this Agreement (hereinafter called "the review dates").

                     On each review date the salary shall be increased in accordance with the following formula:-

                             b
                     x = a x -
                             c

                     where

                     x  is the adjusted salary;
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                                     - 3 -

     a  is the salary applying immediately prior to adjustment;

     b  is the Index as at the applicable review date;

     c is the Index as at the immediately previous review date, or, in the case of the first review, the Index as at the date of this Agreement.

     For the purposes of this paragraph:-

     (i) "Index" means the all groups Consumer Price Index for Sydney published by the Office of the Commonwealth Statistician of the Australian Government. If publication of that Index is suspended or discontinued or the method of calculation is materially changed, the expression "Index" shall be defined by an appropriately qualified statistician acceptable to all parties acting as an expert and with due regard to the intention of the parties expressed herein.

     (ii) References to the Index as at a particular date shall be references to the last Index published on or before any such date.

     Should the Index at the applicable review date be less than the Index as at the immediately previous review date, no adjustment shall be made to the salary.
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                                     - 4 -


    (b) An amount equivalent to 5% of that amount of before-tax profits of less than $500,000 and 2-1/2% of that amount of before-tax profits over $500,000 of Gelman Australia for the 6 months prior to each review date, such payment to be made within 30 days after each review date.

    (c)  Such further amounts as made be agreed upon between the parties.

3.  Contribution to Superannuation

    Gelman Australia shall pay $7,500 each year to the Kelly Superannuation Fund, such payment to be made on a date specified by Mr. Kelly.

4.  Expenses

    Gelman Australia will reimburse Mr. Kelly for all reasonable travelling, entertainment, legal and without limitation, all other expenses incurred by him in connection with the business of Gelman Australia or Gelman Inc.

5.  Vehicle

    (a) Gelman Australia will provide to Mr. Kelly a motor vehicle of a type commensurate with the position of Managing Director which is not more than 4 years old. The vehicle shall be for the exclusive use of Mr. Kelly and Gelman Australia shall pay all maintenance registration repair and running costs and other expenses incurred in connection with the vehicle and shall maintain the vehicle.
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        (b)     Alternatively should Mr. Kelly indicate at any time that he has his own vehicle for company use, Gelman Australia shall pay Mr. Kelly a fee per kilometer sufficient to reimburse him on the same basis as set out in paragraph 5 (a).

6.      Termination

        (a) Upon termination of Mr. Kelly's employment for any reason Gelman Australia shall pay Mr. Kelly 12 months remuneration as described in clause 2 hereof.


        (b) Notwithstanding paragraph 6 (a) should Mr. Kelly's employment be terminated for any reason within 6 months after a change of effective control of Gelman Inc. or Gelman Australia, Gelman Australia shall pay Mr. Kelly twice the award specified in paragraph 6 (a), that amount to be paid on the date and in the manner requested by Mr. Kelly.

        (c) If Mr. Kelly voluntarily terminates his employment he will not be employed by a known and recognized competitor of Gelman Australia or Gelman Inc. for a period of 1 year after such termination.

7.      Governing Law

        This Agreement shall be governed by and interpreted in all respects in accordance with the laws of the State of New South Wales.
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IN WITNESS WHEREOF the parties have signed this Agreement on the date first hereinbefore written.





SIGNED for and on behalf of     )
GELMAN SCIENCES INC.            )
                                )
by CHARLES GELMAN               )
                                )       /s/ Charles Gelman
a director of that company      )
in the presence of:-            )
                                )
                                )
                                )
[ SIG. ]                        )


SIGNED for and on behalf of     )
GELMAN SCIENCES PTY. LTD.       )
                                )
by BASIL HOLLOWAY               )
                                )       /s/ Basil Holloway
a director of that company      )
in the presence of:-            )
                                )
                                )
                                )
[ SIG. ]                        )


SIGNED by the said              )
ANTHONY PAUL KELLY              )
in the presence of:-            )
                                )       /s/ Anthony Paul Kelly
                                )
                                )
[ SIG. ]                        )
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                                        DATED                     1996
                                        ------------------------------



                                            BETWEEN

                                                GELMAN SCIENCES INC.

                                                     of the first part

                                            AND

                                                GELMAN SCIENCES PTY. LTD.

                                                     of the second part

                                            AND

                                                ANTHONY PAUL KELLY

                                                     of the third part



                                        -----------------------------------
                                                 SERVICE AGREEMENT
                                        -----------------------------------



                                                Laurence & Laurence,
                                                Solicitors,
                                                182 George Street,
                                                SYDNEY.   N.S.W.   2000

                                                DX:  115, Sydney
                                                Telex:  AA73800

                                                Ph:  20550
                                                (AGRE3.JC:KC)